Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 19, 2026 relating to the financial statements of CenterPoint Energy Resources Corp., appearing in the Annual Report on Form 10-K of CenterPoint Energy Resources Corp. for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

May 15, 2026